Exhibit 99.1

Phillips 66 and Renewable Energy Group Withdraw Renewable Diesel Project in Washington State

HOUSTON, Texas and AMES, Iowa, Jan. 21, 2020 – Phillips 66 (NYSE: PSX) and Renewable Energy Group, Inc. (NASDAQ: REGI) are discontinuing their joint effort to construct a large-scale renewable diesel plant in Ferndale, Washington, the companies announced today.

The project has been canceled due to permitting delays and uncertainties.
Originally announced in fall 2018, this 250 million gallon per year project would have resulted in the largest renewable diesel refinery on the West Coast.
“While we believe the Ferndale Refinery is a strategic fit for this renewable diesel project, permitting uncertainties were leading to delays and higher costs,” said Robert Herman, Phillips 66 executive vice president of Refining. “Phillips 66 continues to progress its portfolio of renewable diesel projects and evaluate new opportunities to provide consumers with renewable fuels that comply with low-carbon fuel standards.”

“Although we are disappointed in this result, REG is undeterred and continues to develop numerous opportunities to grow our renewable diesel production,” said Cynthia “CJ” Warner, Renewable Energy Group CEO. “We remain dedicated to positively impacting the environment and reducing the carbon intensity of transportation fuels through the application of REG’s proven technologies.”

Both companies expressed appreciation to Washington state, Whatcom County, local officials and other stakeholders for their advice and support during the process and will work with them to wind down the ongoing permitting process.

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About Phillips 66
Phillips 66 is a diversified energy manufacturing and logistics company. With a portfolio of Midstream, Chemicals, Refining, and Marketing and Specialties businesses, the company processes, transports, stores and markets fuels and products globally. Phillips 66 Partners, the company’s master limited partnership, is integral to the portfolio. Headquartered in Houston, the company has 14,500 employees committed to safety and operating excellence. Phillips 66 had $59 billion of assets as of Sept. 30, 2019. For more information, visit http://www.phillips66.com or follow us on Twitter @Phillips66Co.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “continues,” “intends,” “will,” “would,” “objectives,” “goals,” “projects,” “efforts,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to Phillips 66’s operations (including joint venture operations) are based on management’s expectations, estimates and projections about the company, its interests and the energy industry in general on the date this news release was prepared. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include fluctuations in NGL, crude oil, and natural gas prices, and petrochemical and refining margins; unexpected changes in costs for constructing, modifying or operating our facilities; unexpected difficulties in manufacturing, refining or transporting our products; lack of, or disruptions in, adequate and reliable transportation for our NGL, crude oil, natural gas, and refined products; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; the impact of adverse market conditions or other similar risks to those identified herein affecting PSXP, as well as the ability of PSXP to successfully execute its growth plans; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

About Renewable Energy Group
Renewable Energy Group, Inc., (Nasdaq: REGI) is leading the energy industry transition to sustainability by transforming renewable resources into high-quality, cleaner fuels. REG is an international producer of cleaner fuels and North America’s largest producer of biodiesel. REG solutions are alternatives for petroleum diesel and produce significantly lower carbon emissions. REG utilizes an integrated procurement, distribution and logistics network to operate 14 biorefineries in the U.S. and Europe. In 2018, REG produced 502 million gallons of cleaner fuel delivering over 4 million metric tons of carbon reduction. REG is meeting the growing global demand for lower-carbon fuels and leading the way to a more sustainable future.

FORWARD LOOKING STATEMENT
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements relating to the operations of REG and the proposed joint venture described in this press release. These forward-looking statements are based on management’s current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include, among others, risks relating to obtaining permits in a timely manner, completing and obtaining operational viability of the renewable diesel plant on a timely basis and within budget, risks associated with the development of competitive sources for alternative renewable diesel or comparable fuels, market demand for renewable fuels, availability and cost of feedstocks, availability and changes to governmental programs and policies supporting renewable diesel, and other risks and uncertainties described from time to time in REG's annual report Form 10-K for the period ended December 31, 2018 and other periodic filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release and REG does not undertake to update any forward-looking statements based on new developments or changes in our expectations.

CONTACTS

Phillips 66:
Jeff Dietert (investors)
832-765-2297
jeff.dietert@p66.com

Brent Shaw (investors)
832-765-2297
brent.d.shaw@p66.com

Joe Gannon (media)
832-765-4547
joe.gannon@p66.com

REG:
Todd Robinson (investors)
515-239-8048
todd.robinson@regi.com

Scott Hedderich (media)
515-710-6248
scott.hedderich@regi.com